UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ARIEL WAY, INC.
(Name of Registrant as Specified In Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.
(3) Filing Party:
(4) Date Filed:

Contact person: Arne Dunhem
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182
Tel (703) 918-2430

ARIEL WAY, INC.
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

September 15, 2006

To the Stockholders of Ariel Way, Inc.:

The purpose of this Notice and the attached Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, August 23, 2006, that our Board of Directors has recommended, and that the holders of a majority of our common stock, as of such record date, have approved, by written consent in lieu of a special meeting of stockholders dated August 23, 2006, amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 250,000,000 shares, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 600,000,000, consisting of 595,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock.

This Notice and the attached Information Statement are being circulated to advise our stockholders of a corporate action that has already been approved by written consent of our stockholders who collectively hold a majority of our common stock. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

By Order of the Board of Directors:

/s/ Arne Dunhem
Arne Dunhem
Chairman, President and Chief Executive Officer
September 15, 2006

ARIEL WAY, INC.
8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE
SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

This Information Statement is circulated to advise the stockholders of Ariel Way, Inc., a Florida corporation (“we,” “us,” “our” or the “Company”), of a corporate action taken without a stockholders meeting upon the written consent of the holders of a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, such corporate action will not be effective until twenty days after the date that this Information Statement is mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action to be effective twenty days after the mailing of this Information Statement is amending our Articles of Incorporation to increase the total number of authorized shares of our capital stock from 250,000,000 shares of our capital stock, consisting of 245,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock, to 600,000,000 shares of our capital stock, consisting of 595,000,000 shares of our common stock and 5,000,000 shares of “blank check” preferred stock.

OUTSTANDING SHARES AND VOTING RIGHTS

Section 607.0704 of the Florida Business Corporations Act, as amended, allows any action that can be taken at an annual or special meeting of stockholders of a Florida corporation to be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of a majority of the outstanding stock of each voting group entitled to vote. Our only class of securities entitled to vote on the corporate action to be acted upon is our common stock, of which 250,000,000 shares are currently authorized and 38,386,943 shares are currently outstanding, with each share being entitled to one vote. Holders of our Series A Convertible Preferred Stock, of which 165 shares are currently authorized and 160 shares are currently outstanding, are generally entitled to vote, on an as-converted basis, with the holders of our common stock, with each share of Series A Convertible Preferred Stock entitling its holder to the number of votes determined by using the then-current conversion ratio of a share of Series A Convertible Preferred Stock into common stock. However, the terms of our Series A Convertible Preferred Stock limit conversion into common stock of the Series A Convertible Preferred Stock held by any holder thereof to the extent that such conversion would result in such holder beneficially owning more than 4.99% of our common stock. Cornell Capital Partners, LP, the sole holder of shares of our Series A Convertible Preferred Stock, beneficially owned more than 4.99% of our common stock, as of August 23, 2006, the record date for the corporate action described above. As a result, the outstanding shares of our Series A Convertible Preferred Stock were not convertible into any shares of our common stock, as of August 23, 2006, the record date for the corporate action described above, and therefore were not entitled to vote with respect to such corporate action.

The record date for determination of the holders of our capital stock entitled to vote or give consent concerning the corporate action described above was August 23, 2006.  The consent of the holders of a majority of the shares entitled to vote upon the matter was required for approval of such corporate action. Stockholders owning 22,212,376 shares of our common stock, collectively constituting approximately 58%, and a majority, of the outstanding common stock of the Company, have approved resolutions to effect such corporate action.  No other votes are required or necessary.  We anticipate effecting the amendment to our articles of incorporation described above within three (3) weeks after the date that this Information Statement is mailed to our stockholders.

APPROXIMATE DATE OF MAILING: September 10, 2006.

Our quarterly and annual reports on Form 10-QSB and Form 10-KSB, respectively, have been timely filed with the SEC and may be viewed on the SEC’s website at http://www.sec.gov/cgi-bin/srch-edgar by typing in “Ariel Way” in the Edgar Archives. We are presently “current” in the filing of all SEC reports required to be filed by us.

PURPOSE OF AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our Board of Directors has unanimously adopted resolutions approving amending our Articles of Incorporation as described below by filing Articles of Amendment to our Articles of Incorporation, in the form attached hereto as Exhibit A, with the Florida Secretary of State, and recommended taking such action to the Company’s stockholders. The holders of a majority of the outstanding shares of our common stock have approved taking such action by execution of a written consent in lieu of a special meeting of stockholders. More precisely, the Articles of Amendment to our Articles of Incorporation were authorized by a written consent in lieu of stockholder meeting executed pursuant to Section 607.0704 of the Florida Business Corporations Act, as amended, by the four (4) persons and entities who collectively hold approximately 58% of the Company’s outstanding common stock (all of whom are listed in the schedule entitled “Securities Ownership of Management and Principal Stockholders” in this Schedule 14C). On August 23, 2006, Arne Dunhem, our Chairman, President and Chief Executive Officer, reviewed with all such stockholders in which he discussed the proposed Articles of Amendment to our Articles of Incorporation. Immediately thereafter, Mr. Dunhem circulated the written consent to such stockholders by electronic mail and each such stockholder then executed the written consent and returned a signed written consent to the Company.

Increase of our authorized shares of Common Stock

Without giving effect to the Articles of Amendment, the total authorized shares of capital stock of the Company consists of 250,000,000 shares, of which 245,000,000 is common stock and 5,000,000 is “blank check” preferred stock. The Articles of Amendment will increase the total authorized shares of capital stock of the Company to 600,000,000 shares, consisting of 595,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock.

We believe that the increase in authorized common stock is necessary to ensure that there will be sufficient shares of common stock available for issuance in connection with:

•	future capital raising, given recent trading prices of the Company’s common stock (approximately $0.01 per share); and

•	the Company’s acquisition strategy.

As mentioned above, the increase in authorized common stock will provide the Company with flexibility for future capital raising or acquisitions. The Company plans to pursue a strategy of acquiring other companies using shares of our common stock as consideration. Any such issuances of our common stock could be authorized by our Board of Directors without further action on the part of our stockholders. The increase in the amount of authorized shares of common stock is intended to ensure sufficient reserves of common stock for such purposes and to reduce the likelihood of additional increases in the future, which could be costly and time consuming. However, we do not, at this time, have any plans, proposals or arrangements concerning the issuance of such additional shares of common stock.

The issuance of additional shares of our common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, issuance by us of additional shares of common stock could have an effect upon the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the total number of our outstanding shares caused by the issuance of additional shares of common stock will dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment in the Company could be adversely affected.

The additional shares of common stock to be authorized by the Articles of Amendment will have rights identical to the currently outstanding common stock. Adoption of the Articles of Amendment and issuance of the additional common stock authorized thereby will not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, as discussed above.

Effectiveness of Amendment

The amendment to our Articles of Incorporation described above will become effective upon the filing of the Articles of Amendment with the Secretary of State of Florida.

Potential Anti-Takeover Effect.

Increase in the amount of our authorized but unissued shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). However, the increase in the number of authorized shares of our common stock is not the result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. We have no present intention to use the increase in the number of authorized shares of our common stock for anti-takeover purposes. Our Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company, nor are the Articles of Amendment a part of an anti-takeover strategy.

NO DISSENTERS’ RIGHTS

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the action described herein and to receive an agreed upon or judicially appraised value for their shares.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table set forth certain information regarding the beneficial ownership of our common stock as of August 23, 2006 by: (i) each stockholder who is known by the Company to own beneficially more than five percent (5%) of our outstanding common stock, (ii) each current director of the Company, (iii) the Company’s current executive officers, and (iv) by all current executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

		Shares to be
		Beneficially	Percent
Name and Address	Title of Class	Owned (1)	of Class (1)
Arne Dunhem (2) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and warrants)	14,359,159	35.9%
Anand Kumar (3) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	5,533,374	13.3%
Voula Kanellias (4) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	2,348,585	7.5%
Leif T. Carlsson (5) 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Options and Warrants)	1,332,314	3.4%
Magdy Battikha 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	3,463,826	8.7%
Aziz Bennani 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	Common (Shares and Warrants)	2,228,585	5.7%
Market Central, Inc. (6) 1650A Gum Branch Road Jacksonville, NC 28540	Common (Shares)	3,352,400	8.8%
Loral Skynet Network Services, Inc. (7) 500 Hills Drive P.O. Box 701 8 Bedminster, NJ 07921	Common (Shares and Warrants)	3,300,000	8.0%
Cornell Capital Partners, LP (8) 101 Hudson Street Suite 3700 Jersey City, NJ 07302	Common (Shares and Warrants)	2,936,017	7.6%
Officers and Directors as a Group (2 Persons)		15,691,473	40.9%

(1)
Applicable percentage of ownership is based on 38,386,943 shares of common stock outstanding as of   August 23, 2006, together with applicable options, warrants and convertible securities for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days from August 23, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents 6,369,560 shares held directly by Arne Dunhem, our Chairman and CEO, warrants issued to Mr. Dunhem through August 23, 2006, and 6,369,560 shares held   by the Dunhem Family Partnership, of which Mr. Dunhem, our Chairman and CEO is a General Partner and who with his wife Eva Dunhem jointly and equally make all investment decisions of The Dunhem Family Partnership. This information does not include any shares that may be issued to Mr. Dunhem as compensation for his providing a personal guarantee of the financing necessary to effect the stock exchange transaction on February 2, 2005 since the nature and amount of such compensation has not been determined. We expect any such compensation will be non-cash consideration.

(3)	Anand Kumar was until November 2005 our Executive Vice President.
(4)	Voula Kanellias was until April 2006 our Chief Financial Officer.
(5)
Leif T. Carlsson is an independent member of our Board of Directors. The shares beneficially owned consist of 310,097 options that have vested and are immediately exercisable and a total of 1,022,217 warrants that are exercisable within 60 days from August 23, 2006.

(6)	Doyal Bryant, the President and CEO of Market Central, Inc. makes all investment decisions on behalf of Market Central, Inc.
(7)	Pat Brant, the President of Loral Skynet Network Services, Inc. makes all investment decisions on behalf of Loral Skynet Network Services, Inc.
(8)
All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by the Company. The distribution will be made by mail. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below. We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE MATTERS DISCUSSED HEREIN, PLEASE CONTACT: ARIEL WAY, INC., 8000 Towers Crescent Drive, Suite 1220, Vienna, VA 22182 (703) 918-2430.

___________________________

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors:

/s/ Arne Dunhem
Arne Dunhem
Chairman, President and Chief Executive Officer
September 15, 2006

EXHIBIT A:

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ARIEL WAY, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, as amended (the “FBCA”), the undersigned, on behalf of Ariel Way, Inc., Florida corporation (the “Corporation”), hereby submits the following information:

1. The Articles of Incorporation of the Corporation (the “Articles of Incorporation”) are hereby amended to change the capital stock of the Corporation. Article 3 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares of capital stock of all classes which this corporation shall have authority to issue is 600,000,000 shares, of which 595,000,000 shares shall be common stock, par value $.001 per share (“Common Stock”), and 5,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”). Series of Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock adopted by the Board of Directors of the Corporation pursuant to the authority granted in this paragraph.”

3. These Articles of Amendment were duly adopted at a meeting of the Board of Directors of the Corporation held on August 23, 2006 and approved by the written consent of the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, effective as of August 23, 2006.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of August 23, 2006.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Arne Dunhem, Chairman, President and Chief Executive Officer